 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2025

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street, Room 415

San Francisco, California 94102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME1	The Nasdaq Capital Market

(1)	On March 24, 2025, 23andMe Holding Co., a Delaware corporation (the “Company”), received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, in accordance with Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1, the Staff had determined to delist the Company’s securities from The Nasdaq Stock Market. The Company did not request a hearing before the panel to appeal the Staff’s determination. Accordingly, trading of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”) was suspended at the opening of business on March 31, 2025. Ten days after the Form 25 is filed by Nasdaq, the delisting will become effective. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the Securities and Exchange Commission may determine, after the filing of the Form 25. The Common Stock began trading on the OTC Pink Market on March 31, 2025 under the symbol “MEHCQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 23, 2025, 23andMe Holding Co., a Delaware corporation (the “Company”), and certain of its subsidiaries (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court (the “Court”) for the Eastern District of Missouri (the “Chapter 11 Cases”). On March 28, 2025, the Court entered an order (the “Bidding Procedures Order”) (i) approving procedures to govern the sale of all or substantially all of the Debtors’ assets (the “Asset Sale”) and (ii) scheduling an auction for the Asset Sale, if necessary. Pursuant to the Bidding Procedures Order, on May 14, 2025 through May 16, 2025, the Debtors conducted an auction for the Asset Sale. At the conclusion of the auction, the Debtors selected Regeneron Pharmaceuticals, Inc., a New York corporation (“Regeneron”) as the successful bidder for the Assets (as defined below) from among 7 qualified bidders that participated in the auction.

On May 17, 2025, the Debtors and Regeneron entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Regeneron has agreed to acquire substantially all of the Debtors’ assets (the “Assets”), excluding the Excluded Assets (as defined in the Asset Purchase Agreement), free and clear of liens, claims, encumbrances, and other interests other than certain permitted encumbrances, to assume certain specified liabilities of the Debtors, and to pay amounts necessary to cure defaults and related losses, if any, under contracts to be assumed and assigned to Regeneron (such assumed liabilities and cure payments, the “Liabilities”). Regeneron will acquire the Assets for a total purchase price of $256.0 million in cash, in addition to the assumption and payment of the Liabilities, subject to the terms and conditions set forth in the Asset Purchase Agreement (such transaction contemplated by the Asset Purchase Agreement, the “Transaction”). In addition, the Debtors have agreed to wind-down the Excluded Business (as defined in the Asset Purchase Agreement) as promptly as reasonably practicable following the closing date, subject to and in accordance with the terms of the Asset Purchase Agreement. The Asset Purchase Agreement remains subject to approval by the Court. On May 19, 2025, the Debtors filed the Notice of Successful and Backup Bidders with Respect to the Auction of the Debtors’ Assets (the “Successful Bidder Notice”) with the Court. A copy of the Asset Purchase Agreement is attached to the Successful Bidder Notice as Exhibit A.

Pursuant to the Asset Purchase Agreement, Regeneron shall make an earnest deposit of $25.6 million in an escrow account, which amount will either (i) be credited against the purchase price payable at the closing date and released to the Debtors, or (ii) be released to Debtors or Regeneron, in each case, subject to and in accordance with the terms of the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy. None of the representations, warranties or pre-closing covenants contained in the Asset Purchase Agreement survive the closing of the Transaction, nor does the Asset Purchase Agreement provide for indemnification for any breach of such representations, warranties or covenants. The completion of the Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Court authorizing and approving the Transaction, the performance by each party of its obligations under the Asset Purchase Agreement, the accuracy of each party’s representations thereunder, the receipt of all required regulatory approvals, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Asset Purchase Agreement contains certain termination rights for Regeneron and the Debtors, including the right to terminate the Asset Purchase Agreement if the closing date for the Transaction has not occurred on or prior to September 1, 2025, if the Court dismisses or converts the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code before the closing of the Transaction or if the Court denies approval of the Sale or Sale Order (each as defined in the Asset Purchase Agreement), or to the extent the Debtors’ governing bodies determine that proceeding with the Transaction or not terminating the Asset Purchase Agreement would conflict with their fiduciary duties.

A hearing before the Court to consider approval of the Asset Purchase Agreement and the Transaction is currently scheduled for June 17, 2025.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases, including the Asset Purchase Agreement can be found at a website maintained by the Company’s claims agent Kroll at https://restructuring.ra.kroll.com/23andMe, by calling (888) 367-7556, or by sending an email to 23andMeInfo@ra.kroll.com. The documents and other information available via website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Item 8.01	Other Events.

On May 19, 2025, the Company issued a press release announcing the results of the auction of substantially all of its assets. A copy of the press release is attached hereto as exhibit 99.1 and incorporated by reference herein.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s Common Stock may bear little or no relationship to the actual recovery, if any, by holders of the Common Stock in the Chapter 11 Cases. The Company cannot assure investors of the liquidity of an active trading market, the ability to sell shares of the Common Stock when desired, or the prices that an investor may obtain for the shares of the Common Stock.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this document are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. The Company cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of the Company), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the Debtors’ ability to complete the sale of substantially all of their assets to Regeneron under Section 363 of the Bankruptcy Code, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; whether the Company will emerge, in whole or in part, from the Chapter 11 Cases as a going concern; trading price and volatility of the Common Stock; and the continuation of trading of the Common Stock on the OTC Pink Market, including whether broker-dealers will continue to provide public quotes of the Common Stock on the OTC Pink Market, whether the trading volume of the Common Stock will be sufficient to provide for an efficient trading market, and whether quotes for the Common Stock will continue on this market in the future. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the SEC, and as revised and updated by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this document and, except as may be required by law, the Company undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 19, 2025
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

Date: May 19, 2025	By:	/s/ Joseph Selsavage
Name: Joseph Selsavage
Title: Interim Chief Executive Officer, and Chief Financial and Accounting Officer